SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2002

MAGIC MEDIA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Commission File No.: 000-29921

Delaware (State or other jurisdiction of incorporation or jurisdiction)	65-0494581 (IRS Employer Identification No.)

530 North Federal Highway Fort Lauderdale, FL (Address of principal executive offices)	33301 (Zip Code)

Registrant's telephone number, including area code: (954) 764-0579

Item 5. Other Materially Important Events

On July 15, 2002, the board of directors, pursuant to authority vested in it by Article Fourth of the Corporation's certificate of incorporation, of the total authorized number of 20,000,000 shares of open stock, par value $.0001 per share, designated a series of 1,250,000 shares to be issued in and constitute a series to be known as "Series B Preferred Stock." Each share of this series of preferred stock is convertible into one share of common stock and is identical to the common stock except for voting powers. Each share of the Series B Preferred entitles the holder to four votes per share.

Also on July 15, 2002, the board of directors issued to Gordon Scott Venters, the Company's president and chief executive officer, all 1,250,000 shares of the Series B Preferred Stock in exchange for the elimination of $75,000 of debt owed to Mr. Venters. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and Mr. Venters represented to the Company that the securities were being acquired for investment purposes. The shares of preferred stock were valued at $0.06 per share which represents the last trade (closing price - July 11, 2002) and the average bid and ask price ($0.05 - $0.07) of the common stock at the time of the issuance.

Mr. Gordon Scott Venters, although present at the board meeting, took no part in the vote upon the resolutions regarding the designation and issuance of the Series B Preferred Stock.

Item 7. Exhibits

Exhibit 10.13 Certificate of Designations, Preferences and Rights of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2002		Magic Media Networks, Inc.

	By:	/s/ Gordon Scott Venters

	Name:	Gordon Scott Venters
	Title:	President

Exhibit Index

Exhibit	Description

10.13	Certificate of Designations, Preferences and Rights of Series B Preferred Stock